SHARE CAPITAL PROVISIONS TO BE INCLUDED IN THE ARTICLES OF INCORPORATION OF [#2] ALBERTA LTD.

PROVISIONS ATTACHING TO THE COMMON SHARES

The common shares (Common Shares) in the capital of the Corporation shall have attached thereto the following rights, privileges, restrictions and conditions:

Dividends

Subject to the prior rights of the Exchangeable Shares and any other shares ranking prior to the Common Shares, holders of Common Shares have a right to receive dividends when declared by the Board of Directors out of property of the Corporation legally available therefor.

Liquidation

Subject to the prior rights of the Exchangeable Shares and any other shares ranking prior to the Common Shares, the holders of Common Shares shall, upon any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or other distribution of the assets of the Corporation for the purpose of winding-up its affairs, be entitled to receive the remaining property and assets of the Corporation.

Voting

The holders of the Common Shares shall be entitled to receive notice of and to attend all meetings of shareholders (other than separate meetings of other classes or series of shares), and shall be entitled to one vote for each Common Share held.

PROVISIONS ATTACHING TO EXCHANGEABLE NON-VOTING SHARES

The Exchangeable Shares in the capital of the Corporation shall have the following rights, privileges, restrictions and conditions.

ARTICLE 1
INTERPRETATION

1.1 For the purpose of these share provisions:

ABCA means the Business Corporations Act (Alberta), as amended from time to time.

Board of Directors means the Board of Directors of the Corporation.

Business Day means any day other than a Saturday, a Sunday or a day when banks are not open for the transaction of commercial business in Calgary, Alberta.

Canadian Dollar Equivalent means in respect of an amount expressed in foreign currency (the Foreign Currency Amount) at any date the product obtained by multiplying (a) the Foreign Currency Amount by (b) the noon spot exchange rate on such date for such foreign currency expressed in Canadian dollars as reported by the Bank of Canada or, in the event such spot exchange rate is not available, such exchange rate on such date for such foreign currency expressed in Canadian dollars as may be deemed by the Board of Directors to be appropriate for such purpose.

Closing Documents means the certificates representing the Exchangeable Shares to be exchanged for the Liquidation Consideration, the Retraction Consideration, the Redemption Consideration or the Exchange Right Consideration, as the case may be, together with such other documents and instruments as may be required to effect a transfer of such Exchangeable Shares under the ABCA and the by-laws of the Corporation and such additional documents and instruments as the Corporation may reasonably require.

Common Shares means the common shares in the capital of the Corporation.

Corporation means [#2] Alberta Ltd., a corporation incorporated under the laws of the Province of Alberta.

Current Market Price means, in respect of a PASW Common Share on any date, the Canadian Dollar Equivalent of the average closing sales prices of PASW Common Shares for the period of 20 consecutive trading days ending five trading days before such date on the Nasdaq National Market, or, if the PASW Common Shares are not then quoted on the Nasdaq National Market, on such other stock exchange or automated quotation system on which the PASW Common Shares are listed or quoted.

Exchange Amount means, in respect of an Exchangeable Share, at any particular time the product of the Current Market Price (on the last Business Day prior to the particular time) of a PASW Common Share multiplied by the Exchange Ratio at that time.

Exchange Ratio means a number equal to the number of PASW Common Shares which the holder of an Exchangeable Share is entitled to receive under the terms of these share provisions. The initial Exchange Ratio shall be one, as adjusted from time to time, on an ongoing basis, pursuant to Sections 3.2 and 11.1 of these share provisions and Section 2.6 of the Support Agreement.

Exchange Right Consideration has the meaning given to that term in Section 13.1 of these share provisions.

Exchange Right Date has the meaning given to that term in Section 13.2 of these share provisions.

Exchange Right Notice has the meaning given to that term in Section 13.2 of these share provisions.

Exchangeable Shares means the Exchangeable Non-Voting Shares of the Corporation having the rights, privileges, restrictions and conditions as set forth in these share provisions.

Liquidation Call Right has the meaning given to that term in Section 5.2 of these share provisions.

Liquidation Consideration has the meaning given to that term in Section 5.1 of these share provisions.

Liquidation Date has the meaning given to that term in Section 5.1 of these share provisions.

Liquidation Event has the meaning given to that term in Section 5.1 of these share provisions.

Outstanding Dividend Amount means, in respect of an Exchangeable Share, an amount equivalent to the full value of all declared and unpaid dividends on such share on the applicable date, provided that, except in the case of a Liquidation Event, the Outstanding Dividend Amount shall not include the amount of any declared and unpaid dividends for which the record date with respect thereto has not occurred as of the applicable date.

PASW means PASW, Inc., together with any successor or assignee of its rights and obligations pertaining to the Exchangeable Shares, provided such assignee is a member of the PASW Group, and provided further that such rights and obligations shall not be assigned to the Corporation.

PASW Control Transaction means:

(a) any direct or indirect sale or exchange of PASW Common Shares or any merger, amalgamation or consolidation of PASW with another corporation or other entity whereby the stockholders of PASW immediately before such sale or exchange or such merger, amalgamation or consolidation do not retain a majority of the beneficial interest in the voting stock of PASW immediately after such sale or exchange or such merger, amalgamation or consolidation; or

(b) the sale, lease, exchange or transfer of all or substantially all of the assets of PASW to a transferee, other than where the stockholders of PASW immediately prior to such sale, lease, exchange or transfer own a majority of the beneficial interest in the voting stock of such transferee immediately after such sale, lease, exchange or transfer;

and includes any agreement, commitment or proposal with respect to a transaction described in (a) or (b).

PASW Exchange Notice has the meaning given to that term in Section 6.2 of these share provisions.

PASW Common Shares means the shares of common stock, $0.001 par value per share, of PASW and any other securities into which such shares may be changed.

PASW Dividend Declaration Date means the date on which the Board of Directors of PASW declares any dividend on the PASW Common Shares.

PASW Group means PASW, Inc., together with its direct and indirect Subsidiaries.

PASW Special Share means the one share of Series A Special Voting Preferred Stock of PASW having voting rights at meetings of holders of PASW Common Shares equal to the number of shares of PASW Common Shares into which the Exchangeable Shares are exchangeable from time to time (other than Exchangeable Shares held by the PASW Group) to be transferred to, and voted by, the Trustee pursuant to the Voting Trust and Exchange Rights Agreement.

Redemption Call Right has the meaning given to that term in Section 7.4 of these share provisions.

Redemption Consideration has the meaning given to that term in Section 7.1 of these share provisions.

Redemption Date means the date for the redemption by the Corporation of Exchangeable Shares pursuant to Article 7 of these share provisions, which date shall be the date a PASW Control Transaction occurs if a majority of the Board of Directors determines, in good faith and in their sole discretion, that (i) it is not reasonably practicable to substantially replicate the terms and conditions of the Exchangeable Shares in connection with such PASW Control Transaction or that the redemption of all but not less than all of the outstanding Exchangeable Shares is necessary to enable the completion of such PASW Control Transaction in accordance with its terms or (ii) the consideration payable to the holders of PASW Common Shares in such PASW Control transaction is cash, then the Board of Directors may accelerate such redemption date to such date prior to the date a PASW Control Transaction occurs as they may determine, upon such number of days' prior written notice to the registered holders of the Exchangeable Shares as the Board of Directors may determine to be reasonably practicable in such circumstances, provided that PASW and the Board of Directors shall use all commercially reasonable efforts to ensure that any such redemption shall be effective only upon, and shall be conditional upon, the closing of the PASW Control Transaction.

Retracted Shares has the meaning given to that term in subsection 6.1(a) of these share provisions.

Retraction Call Right has the meaning given to that term in subsection 6.1(c) of these share provisions.

Retraction Consideration has the meaning given to that term in Section 6.1 of these share provisions.

Retraction Date has the meaning given to that term in subsection 6.1(b) of these share provisions.

Retraction Request has the meaning given to that term in Section 6.1 of these share provisions.

Subsidiary has the meaning attributed thereto for the purposes of the ABCA.

Support Agreement means the Support Agreement between PASW and the Corporation, made as of .

Voting Trust and Exchange Rights Agreement means the Voting Trust and Exchange Rights Agreement between the Corporation, PASW and the initial Trustee appointed thereunder, made as of .

ARTICLE 2
RANKING OF EXCHANGEABLE SHARES

2.1 The Exchangeable Shares shall be entitled to a preference over the Common Shares and any other shares ranking junior to the Exchangeable Shares, with respect to the right to receive any dividend declared by the Corporation and remaining property of the Corporation in the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs.

ARTICLE 3
DIVIDENDS

3.1 A holder of an Exchangeable Share shall be entitled to receive and the Board of Directors shall, subject to Section 3.2 and applicable laws, not later than three Business Days after each PASW Dividend Declaration Date, declare a dividend on each Exchangeable Share (a) in the case of a cash dividend declared on the PASW Common Shares, in an amount in cash for each Exchangeable Share equal to the Canadian Dollar Equivalent on the PASW Dividend Declaration Date of fontthe product of the cash dividend declared on each PASW Common Share multiplied by the Exchange Ratio at that time or (b) in the case of a dividend declared on the PASW Common Shares in property, other than cash or PASW Common Shares, in such type and amount of property for each Exchangeable Share as is the same as or economically equivalent to (as determined by the Board of Directors as contemplated by Section 2.6 of the Support Agreement) the product of the economic equivalent of the type and amount of property declared as a dividend on each PASW Common Share, multiplied by the Exchange Ratio at that time. Such dividends shall be paid out of money, assets or property of the Corporation properly applicable to the payment of dividends and shall be net of any required withholding taxes.

3.2 In the event that PASW issues or distributes PASW Common Shares (or securities exchangeable for or convertible into or carrying rights to acquire PASW Common Shares) to the holders of all or substantially all of the then outstanding PASW Common Shares by way of stock dividend or other distribution, a holder of an Exchangeable Share shall not be entitled to receive such dividend or distribution, but the Exchange Ratio shall be adjusted such that the holder of an Exchangeable Share shall, immediately after the distribution of such dividend or distribution, be entitled to receive upon the exchange of such Exchangeable Share the same percentage interest in the Common Stock of PASW as such holder would have been entitled to receive upon an exchange of such Exchangeable Shares immediately before such dividend or distribution.

3.3 Cheques of the Corporation payable at par at any branch of the bankers of the Corporation shall be issued in respect of any cash dividends contemplated by subsection 3.1(a) hereof and the sending of such a cheque to each holder of an Exchangeable Share shall satisfy the cash dividend represented thereby unless the cheque is not paid on presentation. Such other type and amount of property in respect of any dividends contemplated by subsection 3.1(b) hereof shall be issued, distributed or transferred by the Corporation in such manner as it shall determine and the issuance, distribution or transfer thereof by the Corporation to each holder of an Exchangeable Share shall satisfy the dividend represented thereby. No holder of an Exchangeable Share shall be entitled to recover by action or other legal process against the Corporation any dividend that is represented by a cheque that has not been duly presented to the Corporation's bankers for payment of that otherwise remains unclaimed for a period of six years from the date on which such dividend was payable.

3.4 The record date for the determination of the holders of Exchangeable Shares entitled to receive payment of, and the payment date for, any dividend declared on the Exchangeable Shares under Section 3.1 hereof shall be the same dates as the record date and payment date, respectively, for the corresponding dividend declared on the PASW Common Shares.

3.5 If on any payment date for any dividends declared on the Exchangeable Shares under Section 3.l hereof the dividends are not paid in full on all of the Exchangeable Shares then outstanding, any such dividends that remain unpaid shall be paid on a subsequent date or dates determined by the Board of Directors on which the Corporation shall have sufficient moneys, assets or property properly applicable to the payment of such dividends.

ARTICLE 4
CERTAIN RESTRICTIONS

4.1 So long as any of the Exchangeable Shares are outstanding, the Corporation shall not at any time without the approval of the holders of the Exchangeable Shares given as specified in Section 10.2 of these share provisions:

(a) pay any dividends on the Common Shares, or any other shares ranking junior to the Exchangeable Shares, other than stock dividends payable in Common Shares or any such other shares ranking junior to the Exchangeable Shares, as the case may be;

(b) redeem or purchase or make any capital distribution in respect of Common Shares or any other shares ranking junior to the Exchangeable Shares;

(c) redeem or purchase or make any capital distribution in respect of any other shares of the Corporation ranking equally with the Exchangeable Shares with respect to the right to receive any dividends, or to receive the remaining property of the Corporation on liquidation, dissolution or winding up; or

(d) issue any Exchangeable Shares or any other shares of the Corporation ranking equally with, or superior to, the Exchangeable Shares other than as contemplated by the Support Agreement.

The restrictions in subsections 4.l (a), 4.l(b) and 4.l(c) above shall not apply if all dividends on the outstanding Exchangeable Shares corresponding to dividends declared to date on the PASW Common Shares shall have been declared on the Exchangeable Shares and paid in full.

ARTICLE 5
DISTRIBUTION ON LIQUIDATION

5.1 In the event of the liquidation, dissolution or winding-up of the Corporation or any other distribution of property of the Corporation among its shareholders for the purpose of a winding up of its affairs (a Liquidation Event), a holder of Exchangeable Shares shall be entitled, subject to applicable law, to receive from such property of the Corporation in respect of each Exchangeable Share held by such holder on the effective date (the Liquidation Date) of such Liquidation Event, before any distribution of any part of the assets of the Corporation among the holders of the Common Shares or any other shares ranking junior to the Exchangeable Shares, an amount per share equal to the Exchange Amount on the Liquidation Date, which shall be satisfied by the Corporation causing to be delivered to such holder the number of PASW Common Shares per Exchangeable Share equal to the Exchange Ratio at that time, plus an amount per share equal to Outstanding Dividend Amount on the Liquidation Date (collectively the Liquidation Consideration).

5.2 On or before the Liquidation Date, and subject to the exercise by PASW of the Liquidation Call Right, the Corporation shall cause to be delivered to the holders of the Exchangeable Shares the Liquidation Consideration for each such Exchangeable Share against presentation and surrender of the Closing Documents pursuant to the provisions of Article 8. In the event of a Liquidation Event, PASW shall have the overriding right (the Liquidation Call Right) to exchange with all but not less than all of the holders (other than members of the PASW Group) of Exchangeable Shares on the Liquidation Date all but not less than all of the Exchangeable Shares held by each such holder for an exchange consideration per share equal to the Liquidation Consideration.

5.3 To exercise the Liquidation Call Right, PASW must notify the Corporation of PASW's intention to exercise such right at least 30 days before the Liquidation Date in the case of a voluntary Liquidation Event and at least five Business Days before the Liquidation Date in the case of an involuntary Liquidation Event. The Corporation will notify the holders of Exchangeable Shares as to whether or not PASW has exercised the Liquidation Call Right forthwith after the expiry of the date by which the same may be exercised by PASW. If PASW exercises the Liquidation Call Right, on the Liquidation Date PASW will acquire and the holders will transfer to PASW all of the Exchangeable Shares then outstanding for consideration per share equal to the Liquidation Consideration for each such Exchangeable Share against presentation and surrender of the Closing Documents pursuant to the provisions of Article 8.

ARTICLE 6
RETRACTION OF EXCHANGEABLE SHARES BY HOLDER

6.1 A holder of Exchangeable Shares shall be entitled at any time, subject to the exercise by PASW of the Retraction Call Right and otherwise upon compliance with the provisions of this Article 6, to require the Corporation to redeem any or all of the Exchangeable Shares registered in the name of such holder for an amount per share equal to the Exchange Amount on the Retraction Date, which shall be satisfied by the Corporation causing to be delivered to each holder of Exchangeable Shares a number of PASW Common Shares per Exchangeable Share equal to the Exchange Ratio at that time plus an amount per share equal to Outstanding Dividend Amount on the Retraction Date (collectively the Retraction Consideration).

To effect the redemption, the holder shall deliver to the Corporation (with a copy to PASW) the Closing Documents together with a duly executed statement (the Retraction Request) in the form of Attachment A hereto or in such other form as may be acceptable to the Corporation:

(a) specifying that the holder desires to have all or any number specified therein of the Exchangeable Shares represented by the applicable certificate or certificates (the Retracted Shares) redeemed by the Corporation;

(b) stating the Business Day on which the holder desires to have the Corporation redeem the Retracted Shares (the Retraction Date), provided that the Retraction Date shall be not less than five Business Days after the date on which the Retraction Request is received by each of the Corporation and PASW; and

(c) acknowledging, subject to the holder revoking the Retraction Request in the manner specified in Section 6.6, the overriding right (the Retraction Call Right) of PASW to exchange with the holder all but not less than all the Retracted Shares held by the holder for an exchange price per share equal to the Retraction Consideration per share on the terms and conditions set out in Section 6.2 below.

6.2 Upon receipt by the Corporation of a Retraction Request, the Corporation shall immediately notify PASW thereof. In order to exercise the Retraction Call Right, PASW must notify the Corporation in writing of its determination to do so (the PASW Exchange Notice) within two Business Days of notification to PASW by the Corporation of the receipt by the Corporation of the Retraction Request. If PASW does not so notify the Corporation within such two Business Day period, the Corporation will notify the holder as soon as possible thereafter that PASW will not exercise the Retraction Call Right. If PASW delivers the PASW Exchange Notice within such two Business Day period, and provided that the Retraction Request is not revoked by the holder in the manner specified in Section 6.6, the Retraction Request shall thereupon be considered only to be an offer by the holder to exchange the Retracted Shares to PASW in accordance with the Retraction Call Right. In such event, the Corporation shall not redeem the Retracted Shares and PASW shall acquire from such holder and such holder shall transfer to PASW on the Retraction Date the Retracted Shares for exchange consideration per share equal to the Retraction Consideration for each such Exchangeable Share against presentation and surrender of Closing Documents pursuant to the provisions of Article 8. If requested by the holder in the Retraction Request, the exchange shall be conditional upon the effectiveness of a resale registration statement under the U.S. Securities Act of 1933, as amended, respecting the PASW Common Shares that are the subject of the Retraction Consideration, in which case the Retraction Date shall be deemed to be the date of the effectiveness of such resale registration statement and the redemption shall be deemed to occur immediately prior to the effectiveness of such resale registration statement.

6.3 If PASW does not deliver a PASW Exchange Notice within such two Business Day period, and provided that the Retraction Request is not revoked by the holder in the manner specified in Section 6.6, the Corporation shall cause to be delivered to the holders of the Exchangeable Shares to be redeemed the Retraction Consideration for each such Exchangeable Share against presentation and surrender of the Closing Documents at the registered office of the Corporation.

6.4 Notwithstanding any other provision of this Article 6, the Corporation shall not be obligated to redeem Retracted Shares specified by a holder in a Retraction Request to the extent that such redemption of Retracted Shares would be contrary to solvency requirements or other provisions of applicable law. If the Corporation believes that on any Retraction Date it would not be permitted by any of such provisions to redeem the Retracted Shares tendered for redemption on such date, and provided that PASW shall not have exercised the Retraction Call Right with respect to the Retracted Shares, the Corporation shall only be obligated to redeem Retracted Shares specified by a holder in a Retraction Request to the extent of the maximum number that may be so redeemed (rounded down to a whole number of shares) as would not be contrary to such provisions and shall notify the holder at least two Business Days prior to the Retraction Date as to the number of Retracted Shares which will not be redeemed by the Corporation. In any case in which the redemption by the Corporation of Retracted Shares would be contrary to solvency requirements or other provisions of applicable law, the Corporation shall redeem Retracted Shares in accordance with these share provisions on a pro rata basis and shall issue to each holder of Retracted Shares a new certificate, at the expense of the Corporation, representing the Retracted Shares not redeemed by the Corporation.

6.5 Provided that the Retraction Request is not revoked by the holder in the manner specified in Section 6.6, the holder of any such Retracted Shares not redeemed by the Corporation pursuant to Section 6.2 of these share provisions as a result of solvency requirements of applicable law shall be deemed by giving the Retraction Request to require PASW to purchase such Retracted Shares from such holder on the Retraction Date or as soon as practicable thereafter on delivery by PASW to such holder of the Retraction Consideration for each Retracted Share, all as more specifically provided in the Voting Trust and Exchange Rights Agreement.

6.6 A holder of Retracted Shares may, by notice in writing given by the holder to the Corporation before the close of business on the Business Day immediately preceding the Retraction Date, withdraw its Retraction Request in which event such Retraction Request shall be null and void and, for greater certainty, the revocable offer constituted by the Retraction Request to exchange the Retracted Shares to PASW shall be deemed to have been revoked.

ARTICLE 7
REDEMPTION OF EXCHANGEABLE SHARES BY THE CORPORATION

7.1 Subject to applicable law, and if PASW does not exercise the Redemption Call Right, the Corporation shall on the Redemption Date redeem the whole of the then outstanding Exchangeable Shares for an amount per share equal to the Exchange Amount on the Redemption Date, which shall be satisfied by the Corporation causing to be delivered to each holder of Exchangeable Shares a number of PASW Common Shares per Exchangeable Share equal to the Exchange Ratio at that time plus an amount per share equal to the Outstanding Dividend Amount on the Redemption Date (collectively the Redemption Consideration).

7.2 In any case of a redemption of Exchangeable Shares under this Article 7, the Corporation shall, at least 15 Business Days before the Redemption Date (or such other period of time determined in respect of a Redemption Date established in connection with a PASW Control Transaction), send or cause to be sent to each holder of Exchangeable Shares a notice in writing of the redemption by the Corporation or the purchase by PASW under the Redemption Call Right, as the case may be, of the Exchangeable Shares held by such holder. In the case of a Redemption Date established in connection with a PASW Control Transaction, the written notice of redemption shall be sent on or before the Redemption Date, on as many days prior written notice as may be determined by the Board of Directors to be reasonably practicable in the circumstances. In any case, such notice shall set out the formula for determining the Redemption Consideration, the Redemption Date and, if applicable, particulars of the Redemption Call Right.

7.3 On or after the Redemption Date and subject to the exercise by PASW of the Redemption Call Right, the Corporation shall cause to be delivered to the holders of the Exchangeable Shares to be redeemed the Redemption Consideration for each such Exchangeable Share against presentation and surrender of the Closing Documents at the registered office of the Corporation.

7.4 PASW shall have the overriding right (the Redemption Call Right), notwithstanding the proposed redemption of the Exchangeable Shares by the Corporation pursuant to Article 7 of these share provisions, to exchange with all but not less than all of the holders (other than a member of the PASW Group) of Exchangeable Shares on the Redemption Date all but not less than all of the Exchangeable Shares held by each such holder for exchange consideration per share equal to the Redemption Consideration. In the event of the exercise of the Redemption Call Right by PASW, each holder shall be obligated to exchange all the Exchangeable Shares held by the holder with PASW on the Redemption Date upon delivery by PASW to the holder of the Redemption Consideration for each such share.

7.5 To exercise the Redemption Call Right, PASW must notify the Corporation of PASW's intention to exercise such right at least five Business Days before the Redemption Date (except in respect of a Redemption Date established in connection with a PASW Control Transaction, in which case PASW shall so notify the Corporation with as much prior notice as is determined by the Board of Directors to be reasonably practicable in the circumstances). The Corporation will notify the holders of Exchangeable Shares as to whether or not PASW has exercised the Redemption Call Right forthwith after the expiration of the date by which the same may be exercised by PASW. If PASW exercises the Redemption Call Right, on the Redemption Date, PASW will acquire and the holders will transfer to PASW all of the Exchangeable Shares then outstanding for an amount per share equal to the Redemption Consideration for each such Exchangeable Share against presentation and surrender of the Closing Documents pursuant to the provisions of Article 8.

ARTICLE 8
CLOSING PROCEDURES

8.1 In this Article 8:

(a) With respect to any acquisition by the Corporation of Exchangeable Shares pursuant to Sections 5.1, 6.1 or 7.2 (a Holder Put), Put Consideration means Liquidation Consideration, Retraction Consideration or Redemption Consideration, as applicable, and Put Date means Liquidation Date, Retraction Date or Redemption Date, as applicable.

(b) With respect to any exchange by PASW of PASW Common Shares for Exchangeable Shares pursuant to Sections 5.2, 6.2, 7.4 or 13.1 (a PASW Exchange), Exchange Consideration means Liquidation Consideration, Retraction Consideration, Redemption Consideration or Exchange Right Consideration, as applicable, and Exchange Date means Liquidation Date, Retraction Date, Redemption Date or Exchange Right Date as applicable.

8.2 For purposes of completing an exchange of the Exchangeable Shares pursuant to a Holder Put, the Corporation shall cause to be delivered to the holders of Exchangeable Shares subject to the Holder Put, the Put Consideration against presentation and surrender of the Closing Documents. Satisfaction by the Corporation of the aggregate Put Consideration shall be made by delivery to each holder, at the address of the holder recorded in the securities register of the Corporation or by holding for pick up by the holder at the registered office of the Corporation, certificates representing PASW Common Shares constituting the Exchange Amount (which shares shall be duly issued as fully paid and non-assessable and shall be free and clear of any lien, claim, encumbrance, security interest or adverse claim) and a cheque of the Corporation payable at par at any branch of the bankers of the Corporation totalling any Outstanding Dividend Amount, and any adjustment in lieu of fractional shares pursuant to Section 8.4 (less any tax required to be deducted and withheld from the total Put Consideration by the Corporation without interest). On and after the Put Date, the holders of the Exchangeable Shares shall cease to be holders of such Exchangeable Shares and shall not be entitled to exercise any of the rights of holders in respect thereof, other than the right to receive their proportionate part of the total Put Consideration, unless delivery of the total Put Consideration for such Exchangeable Shares shall not be made upon presentation and surrender of share certificates in accordance with the foregoing provisions, in which case the rights of the holders shall remain unaffected until the total Put Consideration has been paid in the manner hereinbefore provided.

The Corporation shall have the right at any time on or after the Put Date to deposit or cause to be deposited the total Put Consideration in respect of the Exchangeable Shares represented by certificates that have not at the Put Date been surrendered by the holders thereof in a custodial account with any chartered bank or trust company in Canada. The rights of the holders of such Exchangeable Shares after such deposit shall be limited to receiving their proportionate part of the total Put Consideration (less any tax required to be deducted and withheld therefrom) without interest for such Exchangeable Shares, against presentation and surrender of the said certificates held by them respectively in accordance with the foregoing provisions and shall be considered and deemed for all purposes to be holders of the PASW Common Shares.

8.3 For the purposes of completing an exchange of the Exchangeable Shares pursuant to the PASW Exchange, PASW shall cause to be delivered to the holders of the Exchangeable Shares subject to the PASW Exchange the Exchange Consideration against presentation and surrender of the Closing Documents. Satisfaction by PASW of the aggregate Exchange Consideration for such Exchangeable Shares shall be made by delivery to each holder, at the address of the holder recorded in the securities register of the Corporation or by holding for pick up by the holder at the registered office of PASW, certificates representing PASW Common Shares constituting the Exchange Amount (which shares shall be duly issued as fully paid and non-assessable and shall be free and clear of any lien, claim, encumbrance, security interest or adverse claim) and a cheque of PASW payable at par at any branch of the bankers of PASW totalling any Outstanding Dividend Amount and any adjustment in lieu of fractional shares pursuant to Section 8.4 (less any tax required to be deducted and withheld from the total Exchange Consideration by PASW without interest). On and after the Exchange Date, the holders of the Exchangeable Shares shall cease to be holders of such Exchangeable Shares and shall not be entitled to exercise any of the rights of holders in respect thereof, other than the right to receive their proportionate part of the total Exchange Consideration, unless PASW does not complete the PASW Exchange in the manner described above, in which case the holders of the Exchangeable Shares will be entitled to receive from the Corporation and the Corporation shall pay therefor the Put Consideration in the manner set forth in Section 8.2.

PASW shall have the right at any time on or after the Exchange Date to deposit or cause to be deposited the total Exchange Consideration in respect of the Exchangeable Shares represented by certificates that have not at the Exchange Date been surrendered by the holders thereof in a custodial account with any chartered bank or trust company in Canada. The rights of the holders of such Exchangeable Shares after such deposit shall be limited to receiving their proportionate part of the total Exchange Consideration (less any tax required to be deducted and withheld therefrom) without interest for such Exchangeable Shares, against presentation and surrender of the said certificates held by them respectively in accordance with the foregoing provisions, shall thereafter be considered and deemed for all purposes to be holders of PASW Common Shares.

8.4 In the event that an issuance or delivery of PASW Common Shares to a holder of Exchangeable Shares pursuant to these share provisions results in such holder being entitled to a fraction of a PASW Common Share, no such fractional share shall be issued or delivered, as the case may be, but, in lieu thereof, such holder shall be entitled to receive and shall be paid by the Corporation or PASW, as the case may be, an amount equal to the product of the fraction of PASW Common Share that such holder would have otherwise been entitled to receive multiplied by the Current Market Price of a PASW Common Share at the time of delivery of the PASW Common Shares.

ARTICLE 9
VOTING RIGHTS

9.1 Except as required by applicable law and the provisions hereof, the holders of the Exchangeable Shares shall not be entitled as such to receive notice of or to attend any meeting of the shareholders of the Corporation or to vote at any such meeting.

9.2 Pursuant to the terms of the Voting Trust and Exchange Rights Agreement, the holders of the Exchangeable Shares shall be entitled to receive notice of any meeting of the shareholders of PASW and, through the Trustee appointed thereunder, to vote at any such meeting.

ARTICLE 10
AMENDMENT AND APPROVAL

10.1 The rights, privileges, restrictions and conditions attaching to the Exchangeable Shares may be added to, changed or removed but only with the approval of the holders of the Exchangeable Shares given as hereinafter specified.

10.2 Any approval given by the holders of the Exchangeable Shares to add to, change or remove any right, privilege, restriction or condition attaching to the Exchangeable Shares or any other matter requiring the approval or consent of the holders of the Exchangeable Shares shall be deemed to have been sufficiently given if it shall have been given in accordance with applicable law subject to a minimum requirement that such approval be evidenced by resolution passed by not less than two-thirds of the votes cast (other than votes cast in respect of Exchangeable Shares beneficially owned by the PASW Group) on such resolution at a meeting of holders of Exchangeable Shares at which the holders of at least 50% of the outstanding Exchangeable Shares at that time are present or represented by proxy (other than Exchangeable Shares beneficially owned by the PASW Group).

ARTICLE 11
RECIPROCAL CHANGES, ETC. IN RESPECT OF PASW COMMON SHARES

11.1 For the benefit of each holder of Exchangeable Shares, the Corporation will enforce its rights under the Support Agreement to ensure that PASW will not, without the prior approval of the Corporation and the prior approval of the holders of the Exchangeable Shares given in accordance with Section 10.2 of these share provisions:

(i) issue or distribute rights, options or warrants to the holders of all or substantially all of the then outstanding PASW Common Shares entitling them to subscribe for or to purchase PASW Common Shares (or securities exchangeable for or convertible into or carrying rights to acquire PASW Common Shares); or

(ii) issue or distribute to the holders of all or substantially all of the then outstanding PASW Common Shares (A) shares or securities of PASW of any class other than PASW Common Shares (other than shares convertible into or exchangeable for or carrying rights to acquire PASW Common Shares), (B) rights, options or warrants other than those referred to in Section 11.1(a)(i) above, (C) evidences of indebtedness of PASW or (D) assets of PASW;

unless the economic equivalent on a per share basis of such rights, options, securities, shares, evidences of indebtedness or other assets is issued or distributed simultaneously to holders of the Exchangeable Shares.

(a) For the further benefit of each holder of Exchangeable Shares, the Corporation will enforce its rights under the Support Agreement to ensure that PASW will not, without the prior approval of the Corporation and the prior approval of the holders of the Exchangeable Shares given in accordance with Section 10.2 of these share provisions:

(i) subdivide, redivide or change the then outstanding PASW Common Shares into a greater number of PASW Common Shares; or

(ii) reduce, combine or consolidate or change the then outstanding PASW Common Shares into a lesser number of PASW Common Shares; or

(iii) reclassify or otherwise change the PASW Common Shares or effect an amalgamation, merger, reorganization or other transaction affecting the PASW Common Shares.

unless the same or an economically equivalent change shall simultaneously be made to, or in the rights of the holders of, the Exchangeable Shares through an adjustment to the Exchange Ratio or, for the purposes of Section 11.1(b)(iii), some other appropriate means.

The Support Agreement further provides, in part, that the aforesaid provisions of the Support Agreement shall not be changed without the approval of the holders of the Exchangeable Shares given in accordance with Section 10 of these share provisions.

ARTICLE 12
ACTIONS BY THE CORPORATION UNDER SUPPORT AGREEMENT

12.1 The Corporation will take all such actions and do all such things as shall be necessary or advisable to perform and comply with and to ensure performance and compliance by PASW with all provisions of the Support Agreement in accordance with the terms thereof including, without limitation, taking all such actions and doing all such things as shall be necessary or advisable to enforce to the fullest extent possible for the direct benefit of the Corporation all rights and benefits in favour of the Corporation under or pursuant to such agreement.

12.2 The Corporation shall not propose, agree to or otherwise give effect to any amendment to, or waiver or forgiveness of its rights or obligations under, the Support Agreement without the approval of the holders of the Exchangeable Shares given in accordance with Section 10.2 of these share provisions other than such amendments, waivers and/or forgiveness as may be necessary or advisable for the purposes of:

(a) adding to the covenants of the other party or parties to such agreement for the protection of the Corporation or the holders of Exchangeable Shares; or

(b) making such provisions or modifications not inconsistent with such agreement as may be necessary or desirable with respect to matters or questions arising thereunder which, in the opinion of the Board of Directors, it may be expedient to make, provided that the Board of Directors shall be of the opinion, after consultation with counsel, that such provisions and modifications will not be prejudicial to the interests of the holders of the Exchangeable Shares; or

(c) making such changes in or corrections to such agreement which, on the advice of counsel to the Corporation, are required for the purpose of curing or correcting any ambiguity or defect or inconsistent provision or clerical omission or mistake or manifest error contained therein, provided that the Board of Directors shall be of the opinion, after consultation with counsel, that such changes or corrections will not be prejudicial to the interests of the holders of the Exchangeable Shares.

ARTICLE 13
EXCHANGE RIGHT

13.1 Each holder of Exchangeable Shares shall have the right at any time or from time to time to require PASW to purchase from such holder at any time all or any part of the Exchangeable Shares (provided that if less than all of a holder's Exchangeable Shares are to be exchanged, such holder shall exchange not fewer than that number of Exchangeable Shares which would result in such holder being entitled to receive 5,000 PASW Common Shares, based on an Exchange Ratio of one and subject to adjustments as provided herein) held by such holder (the Exchange Right) in consideration for an amount per share equal to the Exchange Amount on the Exchange Right Date, which amount shall be satisfied by PASW delivering to each holder of Exchangeable Shares a number of PASW Common Shares per Exchangeable Share equal to the Exchange Ratio at that time plus an amount per share equal to the Outstanding Dividend Amount on the Exchange Right Date (collectively, the Exchange Right Consideration).

13.2 To exercise the Exchange Right, a holder shall deliver to the Corporation (with a copy to PASW) the Closing Documents together with a duly executed statement (an Exchange Right Notice) in the form of Attachment B hereto or in such other form as may be acceptable to the Corporation and PASW:

(a) specifying that the holder desires to have the Corporation cause the purchase by PASW pursuant to the Exchange Right of all or any number specified therein of the Exchangeable Shares (subject to the minimum number of Exchangeable Shares described in Section 13.1); and

(b) specifying the Business Day on which the holder desires to have PASW purchase the shares (the Exchange Right Date), provided that the Exchange Right Date shall be not less than five Business Days after the date on which the Exchange Right Notice is received by each of the Corporation and PASW and further provided that, if requested by the holder in the Exchange Right Notice, the purchase by PASW shall be conditional upon the effectiveness of a resale registration statement under the U.S. Securities Act of 1933, as amended, respecting the PASW Common Shares that are the subject of the Exchange Consideration, and there being no suspension of sale pursuant to such registration statement as a result of a notice issued by PASW pursuant to section 3 or section 4 of the Registration Rights Agreement dated August 5, 1999 among PASW and the shareholders of the Corporation.

ARTICLE 14
LEGEND

14.1 The certificates evidencing the Exchangeable Shares shall contain or have affixed thereto a legend, in form and on terms approved by the Board of Directors, with respect to the Support Agreement, the Sections of these share provisions relating to the Liquidation Call Right, the Retraction Call Right, the Redemption Call Right and the Exchange Right, and the Voting Trust and Exchange Rights Agreement (including the provisions with respect to the voting rights, exchange right and automatic exchange thereunder).

ARTICLE 15
MISCELLANEOUS

15.1 Any notice, request or other communication to be given to the Corporation by a holder of Exchangeable Shares shall be in writing and shall be valid and effective if given by mail (postage prepaid) or by telecopy or by delivery to the registered office of the Corporation and all addressed to the attention of the President and to PASW by telecopy or by delivery to PASW, , Fax No. , Attention: . Any such notice, request or other communication, if given by mail, telecopy or delivery, shall only be deemed to have been given and received upon actual receipt thereof by the Corporation or PASW.

15.2 Any presentation and surrender by a holder of Exchangeable Shares to the Corporation of certificates representing Exchangeable Shares in connection with the liquidation, dissolution or winding up of the Corporation or the retraction or redemption of Exchangeable Shares shall be made by registered mail (postage prepaid) or by delivery to the registered office of the Corporation, in each case addressed to the attention of the President of the Corporation. Any such presentation and surrender of certificates shall only be deemed to have been made and to be effective upon actual receipt thereof by the Corporation. Any such presentation and surrender of certificates made by registered mail shall be at the sole risk of the holder mailing the same.

15.3 Any notice, request or other communication to be given to a holder of Exchangeable Shares by or on behalf of the Corporation shall be in writing and shall be valid and effective if given by mail (postage prepaid) or by delivery to the address of the holder recorded in the securities register of the Corporation or, in the event of the address of any such holder not being so recorded, then at the last known address of such holder. Any such notice, request or other communication, if given by mail, shall be deemed to have been given and received on the fifth Business Day following the date of mailing and, if given by delivery, shall be deemed to have been given and received on the date of delivery. Accidental failure or omission to give any notice, request or other communication to one or more holders of Exchangeable Shares shall not invalidate or otherwise alter or affect any action or proceeding to be taken by the Corporation pursuant thereto.

15.4 All Exchangeable Shares acquired by the Corporation upon the redemption or retraction thereof shall be cancelled.

15.5

ATTACHMENT A TO EXCHANGEABLE SHARE PROVISIONS

NOTICE OF RETRACTION

To [#2] Alberta Ltd. (the Corporation) and PASW, Inc. (PASW) (and any PASW Group assignee)

This notice is given pursuant to Article 6 of the provisions (the Share Provisions) attaching to the share(s) represented by this certificate and all capitalized words and expressions used in this notice which are defined in the Share Provisions have the meanings ascribed to such words and expressions in such Share Provisions.

The undersigned hereby notifies the Corporation that, subject to the Retraction Call Right referred to below the undersigned desires to have the Corporation redeem in accordance with Article 6 of the Share Provisions:

all share(s) represented by this certificate; or

share(s) only (subject to the minimum specified in Section 6.1 of the Share Provisions).

The undersigned hereby notifies the Corporation that the Retraction Date shall be:

[specify date not earlier than five Business Days following the date of notice];

or

the effective date of the resale registration statement pursuant to Section 6.1 of the Share Provisions.

The undersigned acknowledges the Retraction Call Right of PASW to exchange with the undersigned all but not less than all the Retracted Shares held by the undersigned and that this notice shall be deemed to be a revocable offer by the undersigned to transfer the Retracted Shares to PASW in accordance with the Retraction Call Right on the Retraction Date for the Retraction Consideration and on the other terms and conditions set out in Section 6.3 of the Share Provisions. If PASW determines not to exercise the Retraction Call Right, the Corporation will notify the undersigned of such fact as soon as possible. This notice of retraction, and offer to sell the Retracted Shares to PASW, may be revoked and withdrawn by the undersigned by notice in writing given to the Corporation at any time before the close of business on the Business Day immediately preceding the Retraction Date.

The undersigned acknowledges that if, as a result of solvency provisions of applicable law, the Corporation is unable to redeem all Retracted Shares and PASW determines not exercise the Retraction Call Right, the undersigned will be deemed to have exercised the Exchange Right (as defined in the Voting Trust and Exchange Rights Agreement) so as to require PASW to exchange shares of PASW Common Stock for the unredeemed Retracted Shares.

The undersigned hereby represents and warrants to the Corporation and PASW that the undersigned has good title to, and owns, the share(s) represented by this certificate to be acquired by the Corporation or PASW, as the case may be, free and clear of all liens, claims and encumbrances and is not a non-resident of Canada for the purposes of the Income Tax Act (Canada).

Dated this day of , [year].

(Signature of Shareholder)

Please check box if the securities and any cheque(s) resulting from the retraction or purchase of the Retracted Shares are to be held for pick-up by the shareholder at the registered office of the Corporation in Calgary, failing which the securities and any cheque(s) will be mailed to the last address of the shareholder as it appears on the register.

NOTE: This panel must be completed and this certificate, together with such additional documents as the Corporation may require, must be deposited with the Corporation at its registered office in Calgary. The securities and any cheque(s) resulting from the retraction or exchange of the Retracted Shares will be issued and registered in, and made payable to, respectively, the name of the shareholder as it appears on the register of the Corporation and the securities and cheque(s) resulting from such retraction or exchange will be delivered to such shareholder as indicated above, unless the form appearing immediately below is duly completed.

Date:

Name of person in whose name securities

or cheque(s) are to be registered, issued

or delivered (please print)

Street Address or P.O. Box Signature of Shareholder

City, Province

NOTE: If the notice of retraction is for less than all of the share(s) represented by this certificate, a certificate representing the remaining shares of the Corporation will be issued and registered in the name of the shareholder as it appears on the register of the Corporation, unless the Share Transfer Power on the share certificate is duly completed in respect of such shares.

ATTACHMENT B TO EXCHANGEABLE SHARE PROVISIONS

NOTICE OF EXERCISE OF EXCHANGE RIGHTS

To: [#2] Alberta Ltd. (the Corporation), PASW, Inc. (PASW) (and any PASW Group assignee)

This notice is given pursuant to Section 13.2 of the provisions (the Share Provisions) attaching to the share(s) represented by this certificate and all capitalized words and expressions used in this notice which are defined in the Share Provisions have the meanings ascribed to such words and expressions in such Share Provisions.

In accordance with, and subject to, the Share Provisions, the undersigned hereby requests the Corporation to effect the purchase by PASW pursuant to the Exchange Right so as to require PASW to purchase from the undersigned:

all share(s) represented by this certificate; or

share(s) only (subject to the minimum specified in Section 13.1 of the Share Provisions)..

The undersigned hereby notifies the Corporation that the Exchange Right Date shall be:

[specify a date not earlier than five Business Days following the date of notice];

or

the effective date of the resale registration statement pursuant to Section 13.2 of the Share Provisions.

In the event that the Exchange Right under the Share Provisions is not duly effected, the undersigned also hereby exercises the exchange right in the Voting Trust and Exchange Rights Agreement in order to duly effect said purchase.

The undersigned hereby represents and warrants to PASW that the undersigned has good title to, and owns, the share(s) represented by this certificate to be acquired by PASW free and clear of all liens, claims and encumbrances and is not a non-resident of Canada for the purposes of the Income Tax Act (Canada).

Dated this day of , [year].

(Signature of Shareholder)

Please check box if the securities and any cheque(s) resulting from the exercise of the Exchange Rights are to be held for pick-up by the shareholder at the registered office of the Corporation in Calgary, failing which the securities and any cheque(s) will be mailed to the last address of the shareholder as it appears on the register.

NOTE: This panel must be completed and this certificate, together with such additional documents as the Corporation may require, must be deposited with the Corporation at its registered office in Calgary. The securities and any cheque(s) resulting from the exercise of the Exchange Right will be issued and registered in, and made payable to, respectively, the name of the shareholder as it appears on the register of the Corporation and the securities and cheque(s) resulting from such retraction or exchange will be delivered to such shareholder as indicated above, unless the form appearing immediately below is duly completed.

Date:

Name of person in whose name securities

or cheque(s) are to be registered, issued

or delivered (please print)

Street Address or P.O. Box Signature of Shareholder

City, Province

NOTE: If the Notice of Exercise of Exchange Rights is for less than all of the share(s) represented by this certificate, a certificate representing the remaining shares of the Corporation will be issued and registered in the name of the shareholder as it appears on the register of the Corporation, unless the Share Transfer Power on the share certificate is duly completed in respect of such shares.